Exhibit 23

Deloitte & Touche LLP
Suite 1700
101 South Capitol Boulevard
Boise, ID 83702-7717
USA

Tel: +1 208 342 9361
Fax: +1 208 342 2199
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-82161 and 333-87773 of Albertson’s, Inc. and subsidiaries on Form S-8 of our report dated June 27, 2006, appearing in this Annual Report on Form 11-K of Albertsons Savings and Retirement Estates for the year ended December 31, 2005.

Boise, Idaho

June 27, 2006

Member of
Deloitte Touche Tohmatsu